UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2019

LSI INDUSTRIES INC.

(Exact name of Registrant as Specified in its Charter)

Ohio	01-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2019 Gary P. Kreider and James P. Sferra retired from the Board of Directors of LSI Industries Inc. Mr. Kreider and Mr. Sferra have served on LSI’s Board since 2002 and 1976, respectively. LSI extends its sincere appreciation to Mr. Kreider and Mr. Sferra for their many years of loyal service. In recognition of such service, on January 23, 2019 LSI issued Mr. Kreider 2,725 shares of LSI common stock and named LSI’s Cincinnati, Ohio assembly facility the Jim Sferra Founders Hall after Mr. Sferra.

On January 23, 2019 LSI’s Board elected Amy L. Hanson to the Board and appointed her as Chair of the Audit Committee. She also was appointed as a member of the Nominating and Corporate Governance Committee. Ms. Hanson is a retired Executive Vice President and Corporate Officer of Macy’s, Inc. She joined Macy’s in 1983 and served that company for 25 years in positions of increasing responsibility. Ms. Hanson will receive compensation for her service to LSI’s Board according to LSI’s director compensation program for non-employee directors as described on page 28 of LSI’s proxy materials for its 2018 Annual Meeting of Shareholders.

On January 23, 2019 LSI’s Board elected James A. Clark, LSI’s Chief Executive Officer and President, to the Board. Mr. Clark will not receive any compensation for his membership on LSI’s Board.

On January 28, 2019 LSI issued a press release related to these Board changes. The press release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits.

Exhibit No	Description

99.1	LSI Industries Inc. Press Release dated January 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LSI INDUSTRIES INC.

BY:/s/ Howard E. Japlon
Howard E. Japlon
Executive Vice President, Human Resources & General Counsel

January 28, 2019

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